DAVID
   E.
    Coffey,
Certified Public Accountants

EXHIBIT 16.1

October 7, 2004

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

I have read Item 4.01 included in the Form 8-K dated October 7, 2004 of Codatek Corp. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in paragraphs 1, 2 and 3.  I have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ David E. Coffey, CPA